As filed with the Securities and Exchange Commission on April 7, 2006
Registration No. 333-_____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

ConocoPhillips
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	01-0562944 (I.R.S. Employer Identification No.)

600 North Dairy Ashford Houston, Texas (Address of Principal Executive Offices)	77079 (Zip Code)

ConocoPhillips Savings Plan
ConocoPhillips Overseas Stock Savings Plan
(Full title of the plans)

Stephen F. Gates
Senior Vice President, Legal, and General Counsel
600 North Dairy Ashford
Houston, Texas 77079
(Name and address of agent for service)
(281) 293-1000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering price per	aggregate offering	Amount of
Title of securities to be registered	registered (2)	share	price	registration fee
Common Stock, par value $.01 per share(1)	40,500,000(3)	$64.55(4)	$2,614,275,000(4)	$279,728(4)

(1)	Includes the associated rights to purchase ConocoPhillips preferred stock, which initially are attached to and trade with the shares of ConocoPhillips common stock being registered hereby.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement shall also cover such indeterminate number of additional shares as may become issuable under the plans as a result of the antidilution provisions thereof.
(3)	The shares of ConocoPhillips common stock being registered hereby include (a) 40,000,000 shares to be offered under the ConocoPhillips Savings Plan and (b) 500,000 shares to be offered under the ConocoPhillips Overseas Stock Savings Plan.
(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h)(1) based upon the average of the high and low prices of the Common Stock reported on the New York Stock Exchange Composite Tape on April 3, 2006.

Item 6. Indemnification of Directors and Officers
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
EXHIBIT INDEX
Opinion of Michael A. Gist
Consent of Ernst & Young LLP
Consent of PricewaterhouseCoopers LLP

EXPLANATORY NOTE
     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional (a) 40,000,000 shares of ConocoPhillips Common Stock to be issued pursuant to the ConocoPhillips Savings Plan and (b) 500,000 shares of ConocoPhillips Common Stock to be issued pursuant to the ConocoPhillips Overseas Stock Savings Plan (together, the “Plans”). In accordance with Instruction E to the General Instructions to Form S-8, the contents of Registration Statement Nos. 333-98681 and 333-116216 previously filed with the Securities and Exchange Commission relating to the Plans are incorporated herein by reference.
Item 6. Indemnification of Directors and Officers
     ConocoPhillips (the “Company”) is incorporated under the laws of the state of Delaware. Section 102 of the Delaware General Corporation Law (the “DGCL”) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for breach of the director’s duty of loyalty, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful dividends and stock repurchases or (iv) for any transaction from which the director derived an improper personal benefit. Article NINTH of the Company’s Restated Certificate of Incorporation (the “Certificate”), provides that no director shall be personally liable to the Company or its stockholders for monetary damages for any breach of his fiduciary duty as a director, except as provided in Section 102 of the DGCL.
     Section 145 of the DGCL provides that in the case of any action other than one by or in the right of the corporation, a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
     Section 145 of the DGCL provides that in the case of an action by or in the right of a corporation to procure a judgment in its favor, a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any action or suit by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth in the preceding paragraph, except that no indemnification may be made in respect of any action or claim as to which such person shall have been adjudged to be liable to the corporation, unless a court determines that such person is fairly and reasonably entitled to indemnification.
     Article VIII of the Company’s Bylaws provides for indemnification of any person who was, is or is threatened to be made, a party to any action, suit or proceeding by reason of the fact that he is or was a director, officer or employee of the Company, or was serving at the request of the Company in that capacity for another entity, to the fullest extent permitted by the DGCL.
     Directors and officers of the Company are insured, at the expense of the Company, against certain liabilities which might arise out of their employment and which might not be subject to indemnification under the Bylaws.
Item 8. Exhibits.

Exhibit
Number		Document Description

4.1	—	Restated Certificate of Incorporation of ConocoPhillips (incorporated by reference to Exhibit 3.1 to the Current Report of ConocoPhillips on Form 8-K filed on August 30, 2002; File No. 000-49987 (the “Form 8-K”).

4.2	—	Certificate of Designations of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.2 to the Form 8-K).

4.3	—	By-Laws of ConocoPhillips, as amended on February 4, 2005 (incorporated by reference to Exhibit 99.1 to the Current Report of ConocoPhillips on Form 8-K filed on February 10, 2005; File No. 001-32395).

4.4	—	Specimen certificate representing common stock, par value $.01 per share, of ConocoPhillips (incorporated by reference to Exhibit 4.1 to the Joint Proxy Statement/Prospectus included in the Registration Statement of ConocoPhillips on Form S-4, Registration No. 333-74798).

4.5	—	Rights Agreement, dated as of June 30, 2002, between ConocoPhillips and Mellon Investor Services LLC, as rights agent, which includes as Exhibit A the form Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B the form of Rights Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Stock (incorporated by reference to Exhibit 4.1 to the Form 8-K).

*5.1	—	Opinion of Michael A. Gist as to the legality of securities.

*23.1	—	Consent of Ernst & Young LLP.

*23.2	—	Consent of PricewaterhouseCoopers LLP.

*23.3	—	Consent of Michael A. Gist (contained in Exhibit 5.1).

*24	—	Powers of Attorney (included on the signature page hereto).

*	Filed herewith.
Item 9. Undertakings.
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     The registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 5, 2006.

CONOCOPHILLIPS

By:
/s/ John A. Carrig

John A. Carrig
Executive Vice President, Finance
and Chief Financial Officer
POWER OF ATTORNEY
     Each person whose signature appears below appoints John A. Carrig, Stephen F. Gates and Carin S. Knickel, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of ConocoPhillips, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents or instruments necessary or appropriate to enable ConocoPhillips to comply with the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 5, 2006.

SIGNATURE	TITLE

/s/ James J. Mulva	Chairman of the Board, Chief Executive Officer and

James J. Mulva	Director (Principal Executive Officer)

/s/ John A. Carrig	Executive Vice President, Finance and Chief Financial Officer

John A. Carrig	(Principal Financial Officer)

/s/ Rand C. Berney	Vice President and Controller

Rand C. Berney	(Principal Accounting Officer)

SIGNATURE	TITLE

/s/ Richard L. Armitage	Director

Richard L. Armitage

/s/ Richard H. Auchinleck	Director

Richard H. Auchinleck

/s/ Norman R. Augustine	Director

Norman R. Augustine

/s/ James E. Copeland, Jr.	Director

James E. Copeland, Jr.

/s/ Kenneth M. Duberstein	Director

Kenneth M. Duberstein

/s/ Ruth R. Harkin	Director

Ruth R. Harkin

/s/ Larry D. Horner	Director

Larry D. Horner

/s/ Charles C. Krulak	Director

Charles C. Krulak

/s/ Harold W. McGraw III	Director

Harold W. McGraw III

/s/ Harald J. Norvik	Director

Harald J. Norvik

/s/ William K. Reilly	Director

William K. Reilly

SIGNATURE	TITLE

/s/ William R. Rhodes	Director

William R. Rhodes

/s/ J. Stapleton Roy	Director

J. Stapleton Roy

/s/ Bobby S. Shackouls	Director

Bobby S. Shackouls

/s/ Victoria J. Tschinkel	Director

Victoria J. Tschinkel

/s/ Kathryn C. Turner	Director

Kathryn C. Turner

/s/ William E. Wade, Jr.	Director

William E. Wade, Jr.

     ConocoPhillips Savings Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the ConocoPhillips Savings Plan) have duly caused this registration statement to be signed on behalf of the ConocoPhillips Savings Plan by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 5, 2006.

CONOCOPHILLIPS SAVINGS PLAN (Plan)

By:	/s/ J.W. Sheets

Name: J.W. Sheets
Title: Administrator

EXHIBIT INDEX

Exhibit
Number		Document Description

4.1	—	Restated Certificate of Incorporation of ConocoPhillips (incorporated by reference to Exhibit 3.1 to the Current Report of ConocoPhillips on Form 8-K filed on August 30, 2002; File No. 000-49987 (the “Form 8-K”).

4.2	—	Certificate of Designations of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.2 to the Form 8-K).

4.3	—	By-Laws of ConocoPhillips, as amended on February 4, 2005 (incorporated by reference to Exhibit 99.1 to the Current Report of ConocoPhillips on Form 8-K filed on February 10, 2005; File No. 001-32395).

4.4	—	Specimen certificate representing common stock, par value $.01 per share, of ConocoPhillips (incorporated by reference to Exhibit 4.1 to the Joint Proxy Statement/Prospectus included in the Registration Statement of ConocoPhillips on Form S-4, Registration No. 333-74798).

4.5	—	Rights Agreement, dated as of June 30, 2002, between ConocoPhillips and Mellon Investor Services LLC, as rights agent, which includes as Exhibit A the form Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B the form of Rights Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Stock (incorporated by reference to Exhibit 4.1 to the Form 8-K).

*5.1	—	Opinion of Michael A. Gist as to the legality of securities.

*23.1	—	Consent of Ernst & Young LLP.

*23.2	—	Consent of PricewaterhouseCoopers LLP.

*23.3	—	Consent of Michael A. Gist (contained in Exhibit 5.1).

*24	—	Powers of Attorney (included on the signature page hereto).

*	Filed herewith.